                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:



[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                               BRT REALTY TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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

                                BRT REALTY TRUST
                              60 CUTTER MILL ROAD
                           GREAT NECK, NEW YORK 11021
                                 (516) 466-3100
                             ---------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 24, 2003
                             ---------------------
     The Annual Meeting of Shareholders of BRT Realty Trust will be held on Monday, March 24, 2003, at 9:00 a.m. (local time), at the offices of BRT Realty Trust, 60 Cutter Mill Road, Suite 303, Great Neck, N.Y. for the following purposes:

     1. To elect three Class I Trustees to serve until the 2006 Annual Meeting of Shareholders;

     2.  To approve the BRT Realty Trust 2003 Incentive Plan;

     3. To ratify the selection of Ernst & Young LLP as independent auditors for the 2003 fiscal year; and

     4.  To transact any other business as may properly come before the meeting.

     Shareholders of record at the close of business on January 24, 2003 will be entitled to notice of and to vote at the meeting. It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. Shareholders can also vote their shares over the internet or by telephone. If internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

                                          Simeon Brinberg
                                          Secretary

Great Neck, New York
January 27, 2003

                                BRT REALTY TRUST
                              60 CUTTER MILL ROAD
                           GREAT NECK, NEW YORK 11021

                             ---------------------

                                PROXY STATEMENT

     We are providing this Proxy Statement to the shareholders of BRT Realty Trust in connection with the solicitation of proxies by our Board of Trustees for use at the Annual Meeting of Shareholders. In this Proxy Statement we refer to BRT Realty Trust as "BRT", "we", "our" or "the Trust". The Annual Meeting will be held at our offices, 60 Cutter Mill Road, Suite 303, Great Neck, New York, at 9:00 A.M., on Monday, March 24, 2003.

     The date of this Proxy Statement is January 27, 2003, the approximate date on which we are mailing this Proxy Statement and the accompanying form of proxy to shareholders. Our fiscal year begins on October 1st and ends on September 30th. References in the Proxy Statement to the year 2002 or fiscal 2002 refers to the twelve month period from October 1, 2001 to September 30, 2002.

     The executive offices of BRT are located at 60 Cutter Mill Road, Suite 303, Great Neck, New York, 11021. Our telephone number is (516) 466-3100.

                               VOTING PROCEDURES

     Shareholders of record at the close of business on January 24, 2003 are entitled to notice of and to vote at the Annual Meeting. You are entitled to one vote for each share of Beneficial Interest you own on January 24, 2003. On January 24, 2003 there were 7,459,814 shares of Beneficial Interest outstanding. In order to conduct business at the Annual Meeting, we must have a quorum present in person or by proxy. This means that at least a majority of the outstanding shares must be represented at the Annual Meeting, either in person or by proxy. The affirmative vote of a plurality of the outstanding shares of Beneficial Interest present and voting at the Annual Meeting, in person or by proxy, is required to elect the three nominees for Class I Trustee. The affirmative vote of a majority of the outstanding shares of Beneficial Interest is required to approve the BRT Realty Trust 2003 Incentive Plan and to ratify the selection of Ernst & Young LLP as independent auditors. There is no cumulative voting in connection with the election of Trustees.

     Because many shareholders cannot attend the meeting in person, it is necessary that a large number of shares of Beneficial Interest be represented by proxy. Most shareholders have a choice of voting over the internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage paid envelope provided. Please refer to your proxy card or to the information provided by your bank, broker, or other holder of record to see which options are available to you. You should be aware that if you vote over the internet, you may incur costs, such as telephone and internet access charges for which you will be responsible. The internet and telephone voting facilities for shareholders of record will close at 12:01 a.m., E.S.T. on March 24, 2003. If you vote by telephone or via the internet it is not necessary to return a proxy card. The internet and telephone voting procedures are designed to authenticate shareholders by use of a control number, and to allow you to confirm that your instructions have been properly recorded.

     If you wish to name as a proxy someone other than the proxies named on the proxy card, you may do so by crossing out the name of the designated proxies and inserting the name of another person. In that case it will be necessary to sign the proxy card and deliver it to the person so named and for the person so named to be present and vote at the meeting. Proxy cards so marked should not be mailed to us or to American Stock Transfer and Trust Company.

     You can revoke your proxy at any time before it is exercised. To revoke your proxy you may file a written revocation with our Secretary, or you may deliver a properly executed proxy bearing a later date (including an internet or telephone vote). You may also revoke your proxy by attending the meeting and voting in person. If not so revoked, the shares of Beneficial Interest represented by such proxy will be voted.

     Votes withheld from nominees for Trustee, abstentions on proposals and broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum has been reached. Votes withheld from nominees for Trustee and abstentions on proposals have the same effect as votes against them. Broker non-votes have the same effect as a vote against the incentive plan proposal and ratification of the selection of the independent auditors, but it will have no effect on the outcome of the election of Trustees.

     If you hold your shares through a broker, your shares may be voted even if you do not vote or attend the Annual Meeting. Under the rules of the New York Stock Exchange in effect at the time this Proxy Statement was prepared, if you hold your shares through a broker, your broker is permitted to vote your shares on the election of Trustees, approval of the 2003 Incentive Plan and ratification of the appointment of auditors even if the broker does not receive instructions from you. The New York Stock Exchange has proposed changes to its rules regarding brokers' discretionary voting authority, which may limit your broker's ability to vote on the proposal relating to the approval of the 2003 Incentive Plan unless you provide your broker with voting instructions. If the proposed changes to the New York Stock Exchange rules become effective prior to the Annual Meeting, your broker may not be able to vote your shares on the proposal relating to the 2003 Incentive Plan without receiving instructions from you.

     All shares of Beneficial Interest entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If no choice is indicated on the proxy card, the persons named as your proxies will vote the Shares "FOR" the nominees for Class I Trustee, "FOR" the approval of each of the proposals described in this Proxy Statement, and as the proxy holders may determine, in their discretion, with respect to other matters that properly come before the meeting. The Board of Trustees is not currently aware of any business to be acted upon at the Annual Meeting other than that which is described in this Proxy Statement. Representatives of American Stock Transfer and Trust Company will tabulate the votes and act as inspectors of election.

                           COST OF PROXY SOLICITATION

     We will pay the cost of soliciting proxies. In addition to the solicitation of proxies by mail and through our regular employees, we will request banks, brokers, custodians, nominees and other record holders to forward copies of the Proxy Statement and other soliciting materials to persons for whom they hold shares of Beneficial Interest and to request authority for the exercise of proxies; in such cases, we will reimburse banks and brokerage houses and others for their reasonable out-of-pocket expenses in forwarding proxies and proxy materials to shareholders.

      SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, TRUSTEES AND OFFICERS

     The following table sets forth information concerning shares of Beneficial Interest owned by (i) all persons known to own beneficially 5% or more of our outstanding shares of Beneficial Interest, (ii) all Trustees and nominees for Trustee, (iii) each executive officer named in the Summary Compensation Table, and (iv) all Trustees and executive officers as a group, based upon the number of outstanding Shares on January 24, 2003. There were 7,459,814 shares of Beneficial Interest outstanding on January 24, 2003.

                                                               AMOUNT OF
                                                               BENEFICIAL    PERCENT
NAME OF BENEFICIAL OWNER                                      OWNERSHIP(1)   OF CLASS
------------------------                                      ------------   --------
Gould Investors L.P.(2).....................................   2,108,048      28.06%
Patrick J. Callan(3)........................................      50,000          *
  280 Park Avenue, 38th Floor West
  New York, NY 10017
Fredric H. Gould(2)(3)(4)(5)................................   2,684,529      35.74%
Jeffrey A. Gould(2)(3)(6)...................................     227,375       3.03%
Matthew J. Gould(2)(3)(7)...................................   2,344,720      31.21%
Mitchell Gould(2)...........................................      20,550          *
David Heiden (2)............................................      33,750          *
David G. Herold(3)..........................................      29,500          *
  16 Southdown Court
  Huntington, NY 11743
Arthur Hurand(3)............................................      23,000          *
  4182 Pier North Blvd., Suite D
  Flint, MI 48504
Gary Hurand(3)(8)...........................................     225,347       3.00%
  4182 Pier North Blvd., Suite D
  Flint, MI 48504
Mark H. Lundy(2)............................................      34,590          *
Herbert C. Lust, II(3)......................................      80,000       1.06%
  54 Porchuck Road
  Greenwich, CT 06830
Israel Rosenzweig(2)(9).....................................     298,171       3.97%
Henry Moskowitz and the Argo Corporation(10)................     570,700       7.60%
  50 West 17th Street
  New York, NY 10011
All Trustees and Officers as a group (15 in
  number)(11)(12)...........................................   4,020,179      53.51%

---------------

  *  Less than 1%

 (1) Securities are listed as beneficially owned by a person who directly or indirectly holds or shares the power to vote or to dispose of the securities, whether or not the person has an economic interest in the securities. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial ownership of shares within 60 days, whether upon the exercise of a stock option or otherwise.

 (2) Address is 60 Cutter Mill Road, Great Neck, NY 11021.

 (3) A Trustee.

 (4) Includes 257,990 shares of Beneficial Interest owned by the pension and profit sharing trusts of BRT Realty Trust and REIT Management Corp. of which Fredric H. Gould and two non-Trustee officers are trustees, as to which shares Mr. Gould has shared voting and investment power.

 (5) Includes 34,762 shares of Beneficial Interest held by Mr. Gould as co-trustee for the children of his brother (as to which shares Mr. Gould disclaims beneficial interest), 25,000 shares of Beneficial Interest owned by a trust for the benefit of Mr. Gould's grandchildren of which Mr. Gould is a trustee (as to which shares Mr. Gould disclaims beneficial interest), and 18,988 shares owned by a partnership in which Mr. Gould is a general partner. Also includes 30,048 shares owned by One Liberty Properties, Inc., of which Mr. Gould is an officer and director and in which Gould Investors L.P. is a controlling shareholder, and 2,108,048 shares owned by Gould Investors L.P. Does not include 25,015 shares of Beneficial Interest owned by Mrs. Fredric
     H. Gould, as to which shares Mr. Gould disclaims beneficial interest and Mrs. Gould has sole voting and investment power.

 (6) Includes 22,252 shares of Beneficial Interest owned by Mr. Gould as custodian for his minor children (as to which shares Mr. Gould disclaims beneficial interest) and 25,000 shares of Beneficial Interest owned by a trust for the benefit of Mr. Gould's children and others, of which Mr. Gould is a trustee (as to which shares Mr. Gould disclaims beneficial interest). Does not include 40,000 Shares owned by Mrs. Jeffrey A. Gould as to which shares Mr. Gould disclaims beneficial interest and Mrs. Gould has sole voting and investment power.

 (7) Includes 15,666 shares owned by Mr. Gould as custodian for his minor children (as to which shares Mr. Gould disclaims beneficial interest), 25,000 shares of Beneficial Interest owned by a trust for the benefit of Mr. Gould's children and others, of which Mr. Gould is a trustee (as to which shares Mr. Gould disclaims a beneficial interest) and 2,108,048 Shares owned by Gould Investors L.P. (Mr. Gould is President of the managing general partner of Gould Investors L.P.). Does not include 39,500 shares of Beneficial Interest owned by Mrs. Matthew J. Gould as to which shares Mr. Gould disclaims beneficial interest and Mrs. Gould has sole voting and investment power.

 (8) Includes 47,243 shares of Beneficial Interest owned by a partnership in which Mr. Hurand is a partner, and 121,377 shares of Beneficial Interest owned by a corporation in which Mr. Hurand is an officer and shareholder.

 (9) Includes 27,800 shares of Beneficial Interest owned by Mr. Rosenzweig as custodian for his children and 13,700 shares of Beneficial Interest owned by his son (as to which shares Mr. Rosenzweig disclaims beneficial interest).

(10) Based on information provided by the shareholder. Includes 82,600 shares of Beneficial Interest owned by the Henry Moskowitz and Rose Moskowitz 1999 Family Foundation.

(11) This total is qualified by notes (4) through (9).

(12) Includes an aggregate of 29,375 shares of Beneficial Interest which underlie options.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of September 30, 2002 with respect to shares of Beneficial Interest that may be issued under the BRT Realty Trust 1996 Stock Option Plan.

     The table does not include information about the proposed BRT Realty Trust 2003 Incentive Plan that is being submitted for shareholder approval at the Annual Meeting, and no grants have been made under the 2003 Incentive Plan.

                                                                                            NUMBER OF
                                                                                            SECURITIES
                                                                                            REMAINING
                                                                                          AVAILABLE FOR
                                                                         WEIGHTED-       FUTURE ISSUANCE
                                                                     AVERAGE EXERCISE      UNDER EQUITY
                                              NUMBER OF SECURITIES       PRICE OF          COMPENSATION
                                               TO BE ISSUED UPON        OUTSTANDING      PLANS (EXCLUDING
                                                  EXERCISE OF            OPTIONS,           SECURITIES
                                              OUTSTANDING OPTIONS,     WARRANTS AND        REFLECTED IN
                                              WARRANTS AND RIGHTS         RIGHTS            COLUMN(A))
                                              --------------------   -----------------   ----------------
                                                   (A)                   (B)                 (C)
Equity compensation plans approved by
  security holders..........................        352,250                $7.98             161,000(1)
Equity compensation plans not approved by
  security holders..........................              0                    0                   0
Total.......................................        352,250                $7.98             161,000(1)

---------------

 (1) If the 2003 Incentive Plan is approved by shareholders no further options will be granted under the 1996 Stock Option Plan.

                              ELECTION OF TRUSTEES
                                  (PROPOSAL 1)

     The Board of Trustees is divided into three classes, each of which is elected for a staggered term of three years. The Declaration of Trust provides for the number of Trustees to be between five and fifteen, the exact number to be determined by the Board of Trustees. The Board has fixed the number of Trustees at eight. The Board may, following the Annual Meeting, increase the size of the Board and fill any resulting vacancy or vacancies.

     At the Annual Meeting, three Class I Trustees will be elected. Five other individuals serve as Trustees but are not standing for election because their terms extend past the Annual Meeting. Proxies will not be voted for a greater number of persons than the number of nominees named in the Proxy Statement. We expect each nominee to be able to serve if elected. However, if any nominee is unable to serve as a Trustee, unless a shareholder withholds authority, the persons named in the proxy card may vote for any substitute nominee proposed by the Board of Trustees.

     Each Class I nominee, if elected, will serve until the Annual Meeting to be held in the year 2006. Each other Trustee will serve until the Annual Meeting to be held in the year set forth opposite his name.

     The following table sets forth the name and age of each nominee for election to the Board of Trustees and each Trustee whose term of office will continue after the Annual Meeting, the principal occupation of each during the past five years and the period during which each has served as a Trustee. Each nominee is currently serving as a Trustee.

                                               TERM                                                    TRUSTEE
NAME                                   AGE   EXPIRING   PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS    SINCE
----                                   ---   --------   --------------------------------------------   -------
CLASS I (NOMINEES)
Patrick J. Callan(1)(2)..............  66      2006     Real Estate Consultant; Principal of The        1984
                                                        RREEF Funds, pension fund real estate
                                                        investments,from 1984 to January 2001;
                                                        Director of M&T Bank Corporation; Member of
                                                        Manufacturers & Traders Trust Company
                                                        Directors Advisory Council -- New York City
                                                        Division.
Jeffrey A. Gould.....................  37      2006     President and Chief Executive Officer of BRT    1997
                                                        from January 1, 2002 to present; President
                                                        and Chief Operating Officer of BRT from
                                                        March 1996 to December 31, 2001; Director of
                                                        One Liberty Properties, Inc.
David G. Herold(2)...................  61      2006     Private Investor; President and Chief           1997
                                                        Executive Officer of Metro Bancshares, Inc.,
                                                        the savings and loan holding company for
                                                        Bayside Federal Savings and Loan
                                                        Association, from 1988 to 1994.
CLASS II
Matthew J. Gould.....................  43      2004     President of Georgetown Partners, Inc.,         2001
                                                        Managing general partner of Gould Investors
                                                        L.P.; Director of One Liberty Properties,
                                                        Inc.
Arthur Hurand(1).....................  86      2004     Private Investor; Director of One Liberty       1989
                                                        Properties, Inc.
Herbert C. Lust, II(1)(2)............  76      2004     Private Investor; Director of Prime             1981
                                                        Hospitality, Inc.

                                               TERM                                                    TRUSTEE
NAME                                   AGE   EXPIRING   PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS    SINCE
----                                   ---   --------   --------------------------------------------   -------
CLASS III
Fredric H. Gould(1)..................  67      2005     Chairman of the Board of BRT since 1983;        1983
                                                        Chief Executive Officer of BRT from March
                                                        1996 to December 31, 2001; Chairman of the
                                                        Board of Georgetown Partners, Inc., Managing
                                                        General Partner of Gould Investors L.P. and
                                                        sole member of Gould General LLC., a general
                                                        partner of Gould Investors L.P.; Chairman of
                                                        the Board of One Liberty Properties, Inc.;
                                                        President of REIT Management Corp.; Director
                                                        of East Group Properties, Inc.
Gary Hurand..........................  56      2005     President of Dawn Donut Systems, Inc.;          1990
                                                        Director of Republic Bancorp.

---------------

(1) Member of the Executive Committee.

(2) Member of the Audit Committee and Member of the Compensation Committee.

     Fredric H. Gould is the father of Jeffrey A. Gould and Matthew J. Gould and Arthur Hurand is the father of Gary Hurand.

MEETINGS AND COMMITTEES OF THE BOARD OF TRUSTEES

     During fiscal 2002, the Board of Trustees held four regularly scheduled meetings. Except for David Herold, who was not in attendance at one Board Meeting, each Trustee attended all of the meetings of the Board of Trustees held during the year.

     The Board of Trustees has an Audit Committee and a Compensation Committee. BRT Realty Trust does not, at the present time, have a nominating committee or a committee performing similar functions. During the 2002 year, the Audit Committee, which consists of Messrs. Herold (Chairman), Callan and Lust, met four times. Mr. Herold was not in attendance at one meeting of the Audit Committee and Mr. Callan was not in attendance at two meetings. For additional information concerning the Audit Committee, including the functions of the Audit Committee, see "Report of Audit Committee". During the 2002 year, the Compensation Committee, which consists of Messrs. Callan, Herold and Lust, met one time. Mr. Herold was not in attendance at the Compensation Committee Meeting. For additional information concerning the Compensation Committee, including the functions of the Compensation Committee, see "Report of Compensation Committee".

COMPENSATION OF TRUSTEES

     Members of the Board of Trustees who are not employees of BRT are paid an annual retainer of $15,000, a fee of $750 for each meeting of the Board of Trustees they attend, including telephonic meetings and a fee of $750 for each Committee meeting they attend, including telephonic Committee meetings. Committee Chairmen receive an additional annual fee of $1,000. In addition, non-employee Trustees who reside outside of the local area receive reimbursement for travel expenses.

     If a quorum is present, Class I Trustees will be elected by the affirmative vote of the holders of a plurality of the shares of Beneficial Interest present or represented at the meeting.

     THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR ELECTION OF PATRICK J. CALLAN, JEFFREY A. GOULD AND DAVID G. HEROLD AS CLASS I TRUSTEES. THE PERSONS NAMED IN THE PROXY CARD INTEND TO VOTE SUCH PROXY FOR THE ELECTION AS CLASS I TRUSTEES OF PATRICK J. CALLAN, JEFFREY A. GOULD AND DAVID G. HEROLD, UNLESS YOU INDICATE THAT YOUR VOTE SHOULD BE WITHHELD.

                                BRT REALTY TRUST
                              2003 INCENTIVE PLAN
                                  (PROPOSAL 2)

GENERAL

     The Board of Trustees has approved the adoption of the BRT Realty Trust 2003 Incentive Plan which, subject to shareholder approval, authorizes the grant of the following equity-based incentives ("Awards"): options intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended; non-statutory stock options; and restricted shares. We currently have in place the 1996 Stock Option Plan pursuant to which, as of January 24, 2003, options to purchase 282,575 shares of Beneficial Interest are outstanding and 161,000 shares of Beneficial Interest are available for future option grants. If the 2003 Incentive Plan is approved by shareholders, no further options will be granted under the 1996 Stock Option Plan. The maximum number of shares of Beneficial Interest that may be subject to Awards granted under the 2003 Incentive Plan is 350,000 shares of Beneficial Interest. As of January 22, 2003 the closing price of the shares of Beneficial Interest on the New York Stock Exchange was $13.30 per share.

     The purpose of the 2003 Incentive Plan is to advance the interests and promote the success of BRT by providing an opportunity to selected employees, officers, trustees and consultants to share in the growth and prosperity of the Trust by providing them with an opportunity to increase their ownership of shares of Beneficial Interest through Awards granted under the Plan. The Board of Trustees believes that providing such opportunities assists in the attraction, retention and motivation of qualified employees, officers, trustees and consultants and provides such persons with additional incentive to devote their best efforts to pursue the financial success of BRT. Accordingly, the Board of Trustees believes that the adoption of the 2003 Incentive Plan is in the best interests of BRT Realty Trust.

     The complete text of the 2003 Incentive Plan is set forth as Exhibit A to this Proxy Statement.

ELIGIBILITY

     The 2003 Incentive Plan authorizes the discretionary grant of options intended to qualify as incentive stock options to all employees and the discretionary grant of other types of Awards to all employees, officers, trustees and consultants. There are presently ten executive officers, five non-employee trustees and eight employees or persons who provide services to us who will be eligible to receive Awards under the 2003 Incentive Plan. The maximum number of shares of Beneficial Interest with respect to which options may be granted to any individual under the 2003 Incentive Plan during any calendar year is 25,000 and the maximum number of shares of Beneficial Interest with respect to which all other Awards may be granted to any individual under the Plan during any calendar year is 20,000.

     The 2003 Incentive Plan will remain in effect, subject to the right of the Board of Trustees to terminate it earlier under certain circumstances, until all shares of Beneficial Interest subject to the 2003 Incentive Plan have been purchased or acquired pursuant to the provisions of the 2003 Incentive Plan. However, no Awards may be made after ten years from the effective date of the 2003 Incentive Plan.

ADMINISTRATION OF 2003 INCENTIVE PLAN

     The 2003 Incentive Plan provides that it is to be administered by the Compensation Committee of the Board of Trustees, all of the members of which must be non-employee directors and outside directors under Treasury Regulation
Section 162(m) and Section 16b-3 of the Exchange Act. The Compensation Committee has the full power and authority to grant to eligible persons the Awards described below and determine the terms and conditions under which Awards are made. The Compensation Committee will establish the period of time within which options may be exercised and the restriction period for restricted shares. It has been the policy of the Committee with respect to previously granted options to provide that they are not exercisable for a period of time (six months to one year) and thereafter in specified amounts, on a cumulative basis, over the term of the option (e.g. 25% in the second year, 25% in the third year, etc.). It is expected that this policy will be continued. We have not previously issued restricted shares. The Committee will impose a five year vesting period on the initial grant of restricted shares.

     The Compensation Committee may grant incentive stock options, non-statutory stock options and restricted shares or any combination of the foregoing. Shares of Beneficial Interest will be made available from either our authorized but unissued shares or shares that have been issued but reacquired by BRT. Shares of Beneficial Interest that are subject to (i) any Award that expires, terminates or is annulled for any reason without having been exercised and (ii) any Award of restricted shares that is forfeited prior to becoming vested, will once again be available for distribution under the 2003 Incentive Plan.

     The Compensation Committee also has the power to:

     - interpret the 2003 Incentive Plan and adopt any rules, regulations and guidelines for carrying out the Plan that it believes are proper;

     - correct any defect or supply any omission or reconcile any inconsistency in the 2003 Incentive Plan or related documents;

     - determine the form and terms of the Awards made under the 2003 Incentive Plan, including persons eligible to receive Awards and the number of shares or other consideration subject to Awards; and

     - provide that option exercise prices may be paid in cash, by check and by shares of Beneficial Interest or any combination of the foregoing.

OPTIONS

     Stock Options entitle the holder to purchase a specified number of shares of Beneficial Interest at a specified exercise price subject to the terms and conditions of the option grant. The option price per share of all incentive stock options must be at least 100% of the fair market value per share of Beneficial Interest on the date of grant. The aggregate fair market value of shares of Beneficial Interest with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year cannot exceed $100,000. To the extent that the fair market value of shares of Beneficial Interest with respect to which incentive stock options become exercisable for the first time during any calendar year exceeds $100,000, the portion in excess of $100,000 will be treated as a non-statutory option. If an optionee owns more than 10% of the shares of Beneficial Interest at the time the optionee is granted an incentive stock option, the option price per share cannot be less than 110% of the fair market value per share on the date of grant and the term of the option cannot exceed five years.

     Non-statutory options may not be granted at an exercise price per share that is less than 85% of the fair market value of one share of Beneficial Interest on the date of the grant.

RESTRICTED SHARES

     Restricted shares are shares of Beneficial Interest that become vested and may be transferred upon completion of a specified restriction. Shares of Beneficial Interest covered by awards of restricted shares will be issued at the beginning of the restriction period and the Compensation Committee shall designate the vesting date or dates for each award of restricted shares, and may prescribe other restrictions, terms and conditions applicable to the vesting of such restricted shares. The stock certificate or certificates representing restricted shares will be registered in the name of the holder to whom such restricted shares have been awarded and during the restriction period certificates representing the restricted shares will bear a restrictive legend to the effect that ownership of the restricted shares and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms and conditions provided in the 2003 Incentive Plan and the applicable agreement entered into between the holder and BRT. The certificate will remain in the custody of BRT or its designee endorsed in blank so as to permit the retransfer to BRT of all or any portion of the restricted shares that is forfeited or otherwise does not become vested in accordance with the 2003 Incentive Plan or the applicable agreement. The holder of restricted shares will have the right to vote such restricted shares and to receive and retain cash distributions paid or distributed on such restricted shares and to exercise all of the rights, powers and privileges of a holder of shares of Beneficial Interest with respect to such restricted shares, except that unless otherwise determined by the Compensation Committee and provided in the applicable agreement, the holder will not be entitled to delivery of the stock certificate representing the restricted shares until the restriction period has expired and unless all other vesting requirements with respect thereto have been fulfilled or waived.

AWARDS GENERALLY

     The Awards described above may be granted either individually or in combination with each other. Under certain conditions, including when a change in control occurs, options will become immediately exercisable and the restrictions on restricted shares will lapse, unless individual agreements provide otherwise.

AMENDMENT AND TERMINATION OF THE 2003 INCENTIVE PLAN

     The Compensation Committee may terminate the 2003 Incentive Plan at any time prior to the tenth anniversary of the date the Plan becomes effective. The Compensation Committee may also suspend, discontinue, modify or amend the 2003 Incentive Plan at any time prior to the tenth anniversary of the date the Incentive Plan became effective. However, before an amendment can be made that would adversely affect a participant who has already been granted an Award, such participant's consent must be obtained.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS GRANTED UNDER THE INCENTIVE PLAN

     The following is a summary of the United States Federal Income Tax consequences that generally will arise with respect to Awards granted under the 2003 Incentive Plan and with respect to the sale of any shares of Beneficial Interest acquired under the 2003 Incentive Plan.

  INCENTIVE STOCK OPTIONS

     In general a participant will not recognize taxable income upon the grant or exercise of any incentive stock option. Instead a participant will recognize taxable income with respect to incentive stock options only upon the sale of shares of Beneficial Interest acquired through the exercise of an option. The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling shares of Beneficial Interest acquired upon the exercise of an incentive stock option will vary with the length of time that the participant has owned the shares of Beneficial Interest at the time it is sold. If the participant sells shares of Beneficial Interest acquired upon the exercise of an incentive stock option after having owned it for more than two years from the date the option was granted and one year from the date the option was exercised, then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the shares of Beneficial Interest sold over the exercise price.

     If the participant sells shares of Beneficial Interest acquired upon the exercise of incentive stock options for more than the exercise price prior to having owned it for more than two years from the date the option was granted and one year from the date the option was exercised (a disqualifying disposition) then the participant will recognize ordinary compensation income in an amount equal to the difference between the fair market value of the shares acquired on the date of exercise (or, if less, the sale price of the shares) and the exercise price and the remaining gain, if any, will be capital gain. The capital gain will be a long-term gain if the participant held the shares for more then one year prior to the date of sale.

     If a participant sells shares of stock acquired upon the exercise of an incentive stock option for less than the exercise price, then the participant will recognize a capital loss in an amount equal to the excess of the exercise price over the sale price of the shares. The capital loss will be a long-term loss if the participant has held the shares for more than one year prior to the date of sale.

 NON-STATUTORY STOCK OPTIONS

     As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares of Beneficial Interest acquired through the exercise of the option on the date the option was exercised over the exercise price.

     With respect to any shares of Beneficial Interest acquired upon the exercise of a non-statutory option, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling the shares, a participant will generally recognize a capital gain or loss in an amount equal to the difference between the sale price of the shares and the participant's tax basis in the shares. The capital gain or loss will be a long-term capital gain or loss if the participant has held the shares for more than one year prior to the date of the sale and will be short-term capital gain or loss if the participant held the shares for a shorter period.

 RESTRICTED SHARES

     A participant will not recognize taxable income upon the grant of an award of restricted shares unless the participant makes an election under Section 83(b) of the Internal Revenue Code. If the participant makes a Section 83(b) election within 30 days of the date the restricted shares are granted, then the participant will recognize ordinary compensation income, for the year in which the award is granted, in an amount equal to the excess of the fair market value of the shares of Beneficial Interest at the time the award is granted over the purchase price, if any, paid for the shares of Beneficial Interest. If such election is made and the participant subsequently forfeits some or all of the shares, then the participant generally will not be entitled to any refund of taxes paid as a result of the Section 83(b) election, and may take a loss only with respect to the amount actually paid for the shares. If a Section 83(b) election is not made, then the participant will recognize ordinary compensation income at the time that the forfeiture provisions or restrictions on transfer lapse in an amount equal to the excess of the fair market value of the shares of Beneficial Interest at the time of such lapse over the original price paid for the shares of Beneficial Interest, if any. The participant will have a tax basis in the shares of Beneficial Interest acquired equal to the sum of the price paid, if any, and the amount of ordinary compensation income recognized at the time the Section 83(b) election is made or at the time the forfeiture provisions or transfer restriction lapse, as is applicable.

     Upon the disposition of shares of Beneficial Interest acquired pursuant to an award of restricted shares, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the shares of Beneficial Interest and the participant's tax basis in the shares of Beneficial Interest. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) election is not made, or on the date after the award is granted if the Section 83(b) election is made.

     The foregoing is a summary discussion of certain United States Federal Income Tax Consequences to certain participants under the Code and should not be construed as legal, tax, or investment advice. All participants should consult their own tax advisers as to the specific tax consequences applicable to them, including federal, state and local tax laws.

 CONSEQUENCES TO BRT REALTY TRUST

     The grant of an award under the 2003 Incentive Plan will have no tax consequences to us. More over in general neither the exercise of an incentive stock option acquired under the 2003 Incentive Plan nor the sale of any shares of Beneficial Interest acquired under the 2003 Incentive Plan will have any tax consequences to us. We generally will be entitled to a business expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2003 Incentive Plan, including in connection with an award of restricted shares or as a result of the exercise of a non-statutory stock option or a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue

Code, to the extent applicable. Options and certain other awards granted under the 2003 Incentive Plan may qualify as qualified performance based compensation and as such would not be subject to the $1 million limitation in that section.

NEW PLAN BENEFITS TABLE

     The following table sets forth the Awards under the 2003 Incentive Plan that, subject to approval of the 2003 Incentive Plan by shareholders, we intend to grant to:

     - each of the executive officers named in the Summary Compensation Table;

     - all current executive officers as a group;

     - all current trustees who are not executive officers as a group; and

     - all employees, including all current officers who are not executive officers, as a group.

                                                                DOLLAR        NUMBER
NAME AND POSITION                                             VALUE($)(1)   OF UNITS(2)
-----------------                                             -----------   -----------
Fredric H. Gould,
  Chairman..................................................   $ 31,255        2,350
Jeffrey A. Gould,
  President and CEO.........................................   $ 31,255        2,350
David Heiden,
  Vice President............................................   $  9,975          750
Mitchell Gould,
  Vice President............................................   $  9,975          750
Israel Rosenzweig,
  Senior Vice President.....................................   $ 31,255        2,350
Mark H. Lundy,
  Vice President............................................   $ 31,255        2,350
Executive group (10 persons)................................   $248,045       18,650
Non-Executive Officer-Employee group (8 persons)............   $ 85,120        6,400

---------------

(1) The value has been computed based on the closing price for the shares of Beneficial Interest on the New York Stock Exchange on January 22, 2003.

(2) The Awards will be made by delivery of restricted shares. The Compensation Committee intends to establish a five year vesting period for the restricted shares to be delivered pursuant to the 2003 Incentive Stock Plan.

     The affirmative vote of the holders of a majority of the outstanding shares of Beneficial Interest present at the Annual Meeting, in person or by proxy, is required to adopt the BRT Realty Trust 2003 Incentive Plan.

     THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO ADOPT THE BRT REALTY TRUST 2003 INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF TRUSTEES WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE.

                          RATIFICATION OF APPOINTMENT
                                       OF
                              INDEPENDENT AUDITORS
                                  (PROPOSAL 3)

     The Audit Committee and the Board of Trustees is seeking the ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending September 30, 2003. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     We are not required to have our shareholders ratify the selection of Ernst & Young LLP, as our independent auditors. We are doing so, because we believe it is a matter of good corporate practice. If the shareholders do not ratify the selection, the Board of Trustees and the Audit Committee will reconsider whether or not to retain Ernst & Young LLP but may retain such independent auditors. Even if the selection is ratified, the Board of Trustees and the Audit committee, in their discretion, may change the appointment at any time during the year if they determine that such a change would be in the best interests of BRT and its shareholders.

     The affirmative vote of the holders of a majority of outstanding shares of Beneficial Interest present at the Annual Meeting, in person or by proxy, is required to ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending September 30, 2003.

     THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS. PROXIES SOLICITED BY THE BOARD OF TRUSTEES WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE.

AUDIT AND OTHER FEES

     The following is a description of the fees billed to BRT by Ernst & Young
LLP:

     - Audit Fees -- Audit fees paid and/or billed to BRT in connection with the audit of the annual financial statements for the year ended September 30, 2002 and review of the interim financial statements included in BRT's Quarterly Reports on Form 10-Q during the year ended September 30, 2002 totaled $143,000.

     - Financial Information Systems Design and Implementation Fees -- No fees were paid to Ernst & Young LLP for financial information systems design and implementation.

     - All other fees -- Fees billed by Ernst & Young LLP during the year ended September 30, 2002 for all non-audit services rendered (which consisted of tax-related services) totaled $18,500.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Trustees is comprised of three independent Trustees and operates under a written charter adopted by the Board of Trustees. The Committee is appointed by the Board of Trustees to oversee and monitor, among other things, the financial reporting process, the independence and performance of the independent auditors and the internal controls. It is the responsibility of executive management to prepare financial statements in accordance with generally accepted accounting principles and of the independent auditors to audit those financial statements.

     In this context, the Committee met on four occasions and held discussions with management and the independent auditors. Management represented to the Committee that the year-end consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with BRT's management the process used for the certifications under the Sarbanes-Oxley Act of 2002 of certain of the Trust's filings with the Securities and Exchange Commission. The Committee also met to review the unaudited quarterly financial statements prior to the filing with the Securities and Exchange Commission of each Form 10-Q during the prior fiscal year and the issuance of each quarterly earnings press release during the prior fiscal year. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committee).

     In addition, the Committee has discussed with the independent auditors the auditor's independence from BRT and its management, and has received the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). Further, the Committee reviewed the auditor's fees, both for performing the audit and non-audit fees and considered whether the provision of non-audit services by the independent auditors was compatible with maintaining the auditor's independence and concluded that it was compatible.

     The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, evaluation of the internal controls and the overall quality of the financial reporting.

     Based on the reviews and discussions referred to above, the Committee recommended that the audited financial statements be included in Annual Report on Form 10-K for the year ended September 30, 2002 for filing with the Securities and Exchange Commission.

     The Committee has approved the retention of Ernst & Young LLP as independent auditors for fiscal 2003 after reviewing the firm's performance, fee structure and independence from BRT and its management.

                                          David Herold (Chairman)
                                          Patrick J. Callan
                                          Herbert C. Lust II

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     This table shows the compensation paid and accrued for services rendered in all capacities to BRT Realty Trust during the last three fiscal years for the Chief Executive Officers of BRT and the four other most highly compensated Executive Officers whose annual compensation exceeded $100,000 for the 2002 fiscal year.

                                                                                                LONG TERM
                                                                                               COMPENSATION
                                                                                               ------------
                                                                                                  AWARDS
                                                                                               ------------
                                                            ANNUAL COMPENSATION(2)             SECURITIES/
                                                   -----------------------------------------    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL                                                            OTHER ANNUAL       OPTIONS/     COMPENSATION
POSITION                                 YEAR(1)   SALARY ($)   BONUS ($)   COMPENSATION ($)     SARS (#)       $ (2)(3)
------------------                       -------   ----------   ---------   ----------------   ------------   ------------
Fredric H. Gould(4)(5).................   2002            --          --             --               --             --
  Chairman of the                         2001            --          --             --           10,000             --
  Board and Chief                         2000            --          --             --               --             --
  Executive Officer

Jeffrey A. Gould(4)(5).................   2002      $293,750          --             --            6,000        $28,875
  President and                           2001      $275,000          --             --           10,000        $25,500
  Chief Operating                         2000      $260,000          --             --               --        $25,500
  Officer; Chief Executive Officer

David Heiden...........................   2002      $148,596     $10,000             --            5,000        $23,789
  Vice President                          2001      $128,829     $15,000             --           10,000        $21,574
                                          2000      $126,158     $20,000             --               --        $21,924

Mitchell Gould.........................   2002      $142,653          --             --            5,000        $21,398
  Vice President                          2001      $121,134     $15,000             --           10,000        $20,420
                                          2000      $116,150     $15,000             --               --        $19,574

Israel Rosenzweig(5)...................   2002      $125,000          --        $16,118(6)         6,000        $18,750
  Vice President                          2001      $125,000          --             --           10,000        $18,750
                                          2000      $192,405          --             --               --        $25,500

Mark H. Lundy(7).......................   2002      $118,906          --             --            6,000             --
  Vice President                          2001      $115,392          --             --           10,000             --
                                          2000      $132,805          --             --               --             --

---------------

(1) Fiscal years ending September 30.

(2) BRT Realty Trust does not have any profit sharing plan, but it does have a Stock Option Plan and a Pension Plan. See "BRT Pension Plan" and "Option Grants and Exercises; Unexercised Options" below.

(3) Represents annual contributions under the BRT Realty Trust Pension Plan for Jeffrey A. Gould, David Heiden, Mitchell Gould and Israel Rosenzweig. The only other type of annual compensation for each of the named officers is in the form of perquisites and, except as set forth in the table for Mr. Rosenzweig, is less than the level required for reporting.

(4) Fredric H. Gould served as Chief Executive Officer through December 31, 2001. Effective January 1, 2002, Jeffrey A. Gould became Chief Executive Officer.

(5) Reference is made to the caption "Interest of Management in Certain Transactions" for a discussion of fees paid to REIT Management Corp., the Advisor to BRT Realty Trust and consulting fees paid by REIT Management Corp. to certain officers and Trustees of BRT.

(6) Approximately 70% of this amount represents premiums paid for a long-term disability policy.

(7) Mark H. Lundy does not receive compensation directly from BRT Realty Trust. He is compensated by Gould Investors L.P. and other related entities and his salary is allocated to BRT Realty Trust pursuant to a shared services agreement. The amount indicated reflects BRT's allocation of Mr. Lundy's salary. See "Interest of Management in Certain Transactions."

BRT PENSION PLAN

     BRT has a non-contributory defined Pension Plan covering employees. The Pension Plan is administered by Fredric H. Gould, Simeon Brinberg and David W. Kalish (Messrs. Brinberg and Kalish are non-trustee officers of BRT). Annual contributions are based on 15% of an employee's annual earnings, not to exceed $28,875 per employee. Partial vesting commences one year after employment, increasing annually until full vesting is achieved at the completion of five years of employment. The method of payment of benefits to participants upon retirement is determined solely by the participant, who may elect a lump sum payment or the purchase of an annuity, the amount of which is determined primarily by the amount of contributions. The following table sets forth the amount contributed to the Pension Plan in 2002 for the benefit of each Named Executive Officer, (other than Fredric H. Gould and Mark H. Lundy who do not participate in the Pension Plan), the aggregate amount accrued to date and the credited years of service for each Named Executive Officer.

                                                                         AGGREGATE
                                                            AMOUNT        AMOUNT
                                                          CONTRIBUTED   ACCUMULATED   CREDITED YEARS
NAME                                                        IN 2002       TO DATE       OF SERVICE
----                                                      -----------   -----------   --------------
Jeffrey A. Gould........................................    $28,875     $  601,375          15
David Heiden............................................    $23,789     $  104,312           4
Mitchell Gould..........................................    $21,398     $   95,198           4
Israel Rosenzweig.......................................    $18,750     $1,061,097          18

OPTION GRANTS AND EXERCISES; UNEXERCISED OPTIONS

     The following tables set forth the stock options granted to each Named Executive Officer under the BRT Realty Trust 1996 Stock Option Plan and options exercised by such Named Executive Officer during 2002.

                          OPTION GRANTS IN FISCAL 2002

                                              PERCENT OF                                POTENTIAL REALIZABLE
                                                 TOTAL                                    VALUE AT ASSUMED
                                                OPTIONS                                ANNUAL RATES OF STOCK
                                 NUMBER OF    GRANTED TO                                  APPRECIATION FOR
                                 SECURITIES    EMPLOYEES     EXERCISE                      OPTION TERM(2)
                                 UNDERLYING     DURING         PRICE      EXPIRATION   ----------------------
NAME                             OPTIONS(1)   FISCAL 2002     ($/SH)         DATE       @5% ($)     @10% ($)
----                             ----------   -----------   -----------   ----------   ---------   ----------
Fredric H. Gould...............        --          --             --              --         --
Jeffrey A. Gould...............     6,000        6.74         $10.45         12/9/11    $39,432     $116,128
David Heiden...................     5,000        5.62          10.45         12/9/11     32,860       96,773
Mitchell Gould.................     5,000        5.62          10.45         12/9/11     32,860       96,773
Israel Rosenzweig..............     6,000        6.74          10.45         12/9/11     39,432      116,128
Mark H. Lundy..................     6,000        6.74          10.45         12/9/11     39,432      116,128

---------------

(1) All of the options reflected in the above table are subject to the BRT Realty Trust 1996 Stock Option Plan and are exercisable only as they vest.

(2) These columns reflect the potential realizable value of each grant assuming the market value of shares of Beneficial Interest of BRT Realty Trust appreciate at 5% and 10% annually from the date of the grant over the term of the option. There is no assurance that the actual stock price appreciation over the option term will be at the assumed 5% or 10% levels or at any other level. Unless the market price of the shares appreciates over the option term, no value will be realized from option grants.

           OPTION EXERCISES IN 2002 AND FISCAL YEAR END OPTION VALUES

                                                                         NUMBER OF
                                                                        SECURITIES
                                                                        UNDERLYING       VALUE OF UNEXERCISED
                                                                        UNEXERCISED          IN-THE-MONEY
                                                                     OPTIONS AT FISCAL    OPTIONS AT FISCAL
                                                                        YEAR END #         YEAR END ($)(2)
                                                                     -----------------   --------------------
                                   SHARES ACQUIRED       VALUE         EXERCISABLE/          EXERCISABLE/
NAME                               ON EXERCISE (#)   REALIZED $(1)     UNEXERCISABLE        UNEXERCISABLE
----                               ---------------   -------------   -----------------   --------------------
Fredric H. Gould.................          --                --            0/10,000               0/$50,400
Jeffrey A. Gould.................       3,125           $15,539            0/22,250              0/$107,260
David Heiden.....................       5,000           $28,900            0/22,250              0/$110,056
Mitchell Gould...................       3,000           $22,850        2,000/22,500        $10,955/$110,056
Israel Rosenzweig................       5,625           $30,445            0/24,750              0/$119,399
Mark H. Lundy....................       3,000           $14,730        6,250/22,250        $42,828/$107,268

---------------

(1) Represents the fair market value of the shares underlying the stock options on the date of exercise less the stock option exercise price.

(2) Represents the difference between the exercise price of options and $12.79, the closing price of shares of Beneficial Interest of BRT Realty Trust on September 30, 2002.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee is composed of three independent non-employee Trustees; Patrick J. Callan, David Herold and Herbert C. Lust, II. The Committee is responsible for advising management and the Board of Trustees on matters pertaining to compensation arrangements for executive employees, as well as administration of the BRT Realty Trust 1996 Stock Option Plan.

COMPENSATION OVERVIEW

     It is the view of the Compensation Committee that the annual compensation of executive officers is composed of three elements: (i) an annual component made up of base salary; (ii) an annual bonus; and (iii) long term incentive-based compensation for executive officers realized through the granting of equity based incentives.

BASE SALARY AND BONUS

     Base salaries are targeted to be competitive with salaries paid to senior executives at other real estate investment trusts and take into account an individual's achievements and performance, the operating performance of BRT Realty Trust in the most recently concluded fiscal year and the number of years an individual has been associated with BRT Realty Trust in an executive capacity. The determination by the Committee of base compensation is subjective and is not based on any structured formula. In determining compensation for the 2002 fiscal year the Committee took into account the expertise which the executive officers demonstrated in managing the business; among other things the Committee gave consideration to the operating results, the increase in the loan portfolio, the activities in loan origination, underwriting and managing the loan portfolio, the management of the real estate portfolio and activities of BRT Realty Trust in participating mortgage lending and joint venture investments.

     BRT Realty Trust does not have a bonus plan in existence and it does not establish a bonus pool. Any bonuses granted are granted on a case by case basis, with the amount thereof being subjective. The Committee takes into consideration, among other things, the base compensation of each officer, the performance of each officer during the most recently concluded fiscal year, the results of operations for such year and the recommendations of management.

LONG TERM COMPENSATION -- EQUITY BASED INCENTIVES

     Equity based incentives, which are purely discretionary and are not based on any formula, may be granted periodically to provide incentive for the creation of shareholder value over the long term, since the full benefit of the compensation provided for under equity based incentives cannot be realized unless there is an appreciation in the price of the shares of Beneficial Interest over a specified number of years. Under the existing stock option plan, options are granted at an exercise price equal to the fair market value of the shares of Beneficial Interest on the date of grant and are exercisable over a number of years with phased in vesting. Stock options are currently the only form of long term incentive currently used.

CEO COMPENSATION

     Fredric H. Gould, Chairman of the Board of Trustees and Chief Executive Officer through December 31, 2001 does not receive any direct cash compensation from the BRT Realty Trust, but he is compensated by REIT Management Corp. the advisor to BRT Realty Trust. Jeffrey A. Gould was designated as Chief Executive Officer effective January 1, 2002. In setting Mr. Gould's compensation, the Compensation Committee sought to provide compensation which is competitive with other public real estate investment trusts. In addition, the Committee evaluated Mr. Gould's personal performance as well as the performance of BRT Realty Trust and fixed his basic annual compensation for 2002 at the rate of $300,000 per annum.

                                          Respectfully submitted,

                                          Patrick J. Callan, Chairman
                                          David Herold
                                          Herbert C. Lust II

                 INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

     Fredric H. Gould, Chairman of our Board of Trustees, is Chairman of the Board of Directors of One Liberty Properties, Inc., a real estate investment trust engaged in the ownership of a income producing real properties net leased to tenants under long-term leases. He is also Chairman of the Board of Directors and sole stockholder of the managing general partner of Gould Investors L.P. and sole member of a limited liability company which is also a general partner of Gould Investors L.P. Jeffrey A. Gould, a Trustee and our President and Chief Executive Officer is a Senior Vice President and Director of One Liberty Properties, Inc. and a Vice President of the corporate managing general partner of Gould Investors L.P. Matthew J. Gould, one of our Senior Vice Presidents and a Trustee, is a Senior Vice President and Director of One Liberty Properties, Inc. and President of the managing general partner of Gould Investors L.P. Gould Investors L.P. owns approximately 28.5% of our outstanding shares of Beneficial Interest. In addition, David W. Kalish, Simeon Brinberg, Mark H. Lundy and Israel Rosenzweig, each of whom is an executive officer of BRT Realty Trust, are also executive officers of One Liberty Properties, Inc. and of the corporate managing general partner of Gould Investors L.P. Arthur Hurand, one of our Trustees, is a director of One Liberty Properties, Inc.

     We and certain related entities, including Gould Investors L.P. and One Liberty Properties, Inc., occupy common office space and use certain personnel in common. In 2002, we reimbursed Gould Investors L.P. $647,000 for general and administrative expenses, including rent, telecommunication services, computer services, bookkeeping, secretarial and other clerical services and legal and accounting services. This amount includes an aggregate of $271,995 allocated to us for services (primarily legal and accounting) performed by some of the above executive officers who are not engaged by us on a full-time basis, including the amounts allocated by Mark H. Lundy as set forth in the "Summary Compensation Table" and an aggregate of $153,089 of salary allocated by other executive officers who are not engaged by us on a full time basis. The allocation of general and administrative expenses is computed in accordance with a shared services agreement on a quarterly basis and is based on the estimated time devoted by executive, administrative and clerical personnel to the affairs of each participating entity. The services of secretarial personnel generally are allocated on the same basis as that of the executive to whom each secretary is assigned.

     In 2002, we paid Majestic Property Management Corp., which is 100% owned by the Chairman of our Board of Trustees, fees for management services and brokerage fees totaling $95,000. Majestic Property Management Corp. provides real property management, brokerage and construction supervision services for affiliated and non-affiliated entities. Jeffrey A. Gould, Matthew J. Gould, Simeon Brinberg, David W. Kalish, Mark H. Lundy and Israel Rosenzweig each received fees from Majestic Property Management Corp. in the year ended September 30, 2002. The management services provided include, among other things, rent billing and collection, leasing (including compliance with regulatory statutes and rules; i.e., New York City rent control and rent stabilization rules), and property sales.

     We and REIT Management Corp. ("REIT") are parties to an Advisory Agreement pursuant to which REIT furnishes administrative services with respect to our assets and, subject to the supervision of the Trustees, advises us with respect to our investments. For services performed by REIT under the Advisory

Agreement, REIT receives an annual fee of 1/2 of 1% of invested assets (as defined in the Advisory Agreement) other than mortgages receivable, subordinated land leases and investments in unconsolidated ventures, with a 1% fee payable on mortgages receivable, subordinated land leases and investments in unconsolidated ventures. The fee to REIT includes non-accruing mortgage receivables to the extent they exceed allowances for loan losses. The fee is computed and payable quarterly, subject to adjustment at year end based on the audited financial statements. During fiscal 2002 REIT earned $967,000 under the Advisory Agreement. Borrowers of BRT may pay fees directly to REIT for services rendered. These fees totaled $591,000 in fiscal 2002.

     Fredric H. Gould and Matthew J. Gould are directors and officers of REIT. All of the outstanding shares of REIT are owned by Fredric H. Gould. Fredric H. Gould, Chairman of our Board, and Matthew J. Gould, a Trustee, are salaried officers of REIT and received compensation from REIT of $496,377 and $210,002 (net of allocation under the shared services agreement) respectively in 2002. Jeffrey A. Gould, Simeon Brinberg, David W. Kalish, Mark H. Lundy and Israel Rosenzweig, officers of BRT Realty Trust, received fees from REIT in 2002 (net of allocation under the shared services agreement) of $109,613, $158,373, $160,362, $79,750 and $109,613, respectively.

     The Advisory Agreement, which was entered into in February 1983, has been renewed for a term ending December 31, 2007 and is renewable on an annual basis by the Board of Trustees, for a maximum five year period. Notwithstanding such renewal, the shareholders have the right to rescind the renewal of the Advisory Agreement authorized at the preceding Board of Trustees' Meeting, if at a special meeting of shareholders called by at least twenty percent of the outstanding shares specifically for such purpose a majority of the outstanding shares entitled to vote thereon determine that the Advisory Agreement shall not be renewed. In the event the Advisory Agreement is not renewed in any year by the Board of Trustees or such renewal is rescinded by a majority of the outstanding shares entitled to vote thereon at a special meeting called for such purpose, the Advisory Agreement will have a balance of four years remaining on the existing term.

     On September 30, 2002, BRT Funding Corp., a subsidiary of BRT Realty Trust, sold a first mortgage loan having a principal balance of $213,169 to Gould Investors L.P. at par. The loan carries an interest rate of 9% per annum and matures in April 1, 2008. The loan is secured by a first mortgage on a cooperatively owned residential property containing 24 residential units located in Manhattan, New York. In view of the fact that BRT had disposed of all longer term loans originated by BRT Funding Corp., the sale of the loan at par was deemed to be desirable. No gain or loss was realized on the transaction.

     The fees paid by BRT Realty Trust to Majestic Property Management Corp. and REIT Management Corp. and the expenses reimbursed to Gould Investors L.P. under the shared services agreement were approved by our Board of Trustees, including a majority of independent Trustees. The fees to Majestic Property Management Corp. were based on fees which would have been charged by unaffiliated persons for comparable services. The fees paid to REIT are pursuant to the Advisory Agreement discussed above and the expenses reimbursed to Gould Investors L.P. were reimbursed pursuant to a shared services agreement approved by the Board of Trustees, including a majority of the independent Trustees. It is the intention of our Board of Trustees and our management that the fees paid to related parties are not greater than the fees which would have been paid to unaffiliated persons for comparable services.

                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
                                 SECTION 16(A)

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and trustees, and persons who beneficially own more than 10% of our shares, to file Initial Reports of Ownership and Reports of Changes in Ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Executive officers, trustees and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. BRT prepares and files the requisite forms on behalf of its executive officers and trustees.

     Based on a review of information supplied to us by the executive officers and trustees, we believe that all Section 16(a) filing requirements applicable to our executive officers and trustees with respect to fiscal 2002 were met except for the following: (i) Gary Hurand, a Trustee, filed a Form 5 to report his ownership of shares acquired by him through a dividend reinvestment plan which had been terminated a number of years ago, and (ii) Gould Investors L.P., a 10% shareholder, Fredric H. Gould, Chairman of the Board and Chairman of the corporate managing partner of Gould Investors L.P. and Matthew Gould, a Trustee and President of the corporate managing partner of Gould Investors L.P. each filed a Form 5 to reflect the purchase of shares by Gould Investors L.P. in December 1998 (one transaction for 2,000 shares), April 1999 (two transactions representing a total of 1,133 shares and one transaction for 100 shares that was reported in error as having been purchased) and December 1999 (one transaction for 2 shares) that had not been previously reported.

                            STOCK PERFORMANCE GRAPH

     This graph compares the performance of shares of Beneficial Interest of BRT Realty Trust with the Standard & Poor's 500 Stock Index and a peer group index consisting of publicly traded mortgage REITS prepared by the National Association of Real Estate Investment Trusts. The graph assumes $100 invested on September 30, 1997 and assumes the reinvestment of dividends.

[STOCK PERFORMANCE GRAPH]

                                        Cumulative Total Return
                       ---------------------------------------------------------
                        9/97      9/98      9/99      9/00      9/01      9/02
BRT REALTY TRUST....   100.00     65.07     97.95     92.47    115.34    158.62

S&P 500 INDEX.......   100.00    109.05    139.37    157.88    115.85     92.12

NAREIT MORTGAGE.....   100.00     78.72     49.87     47.25     77.90    105.38

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     The annual meeting of BRT for the year ending September 30, 2003 is scheduled to be held in March 2004. In order to have any proposal presented by a shareholder at the meeting included in the proxy statement and form of proxy relating to the meeting, the proposal must be received by BRT not later than September 29, 2003.

                                 OTHER MATTERS

     The Board does not know of any matter other than those stated in this Proxy Statement which is to be presented at the Annual Meeting. If any other matter should properly come before the meeting, the persons named in the proxy card will vote the Shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

                                          By order of the Board of Trustees

                                          Simeon Brinberg, Secretary

Dated: January 27, 2003

                                   EXHIBIT A
                                BRT REALTY TRUST
                              2003 INCENTIVE PLAN

1.  PURPOSE

     The purpose of the BRT Realty Trust 2003 Incentive Plan is to advance the interests and promote the success of BRT Realty Trust by providing an opportunity to selected employees, officers, trustees and consultants of the Trust to purchase shares of beneficial interest $3.00 par value, of the Trust and to receive stock awards provided for in the Plan. By encouraging such share ownership, the Trust seeks to attract, retain and motivate employees, officers, trustees and consultants of experience and ability. It is intended that this purpose will be effected by the granting of the following share-based incentives: (a) Non-statutory Stock Options; (b) Incentive Stock Options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended; and (c) Restricted Shares.

2. DEFINITIONS

     Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural).

     "Affiliate" of the Trust means any corporation, partnership, or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Trust.

     "Agreement" means a stock option agreement, Restricted Shares agreement, or an agreement evidencing more than one type of Award, as any such Agreement may be supplemented or amended from time to time.

     "Approved Transaction" means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the shareholders of the Trust) shall approve (i) any consolidation or merger of the Trust, or binding share exchange, pursuant to which Beneficial Shares would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which the holders of Beneficial Shares of the Trust immediately prior to such transaction have the same proportionate ownership of the common stock of, and voting power with respect to, the surviving entity immediately after such transaction, (ii) any merger, consolidation, or binding share exchange to which the Trust is a party as a result of which the Persons who are holders of Beneficial Shares of the Trust immediately prior thereto have less than a majority of the combining voting power of the outstanding capital stock of the surviving entity ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of Trustees (directors) immediately following such merger, consolidation, or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Trust, or (iv) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Trust.

     "Award" means a grant of Options and/or Restricted Shares under this Plan.

     "Beneficial Shares" means shares of beneficial interest, $3.00 par value of the Trust.

     "Board" means the Board of Trustees of the Trust.

     "Board Change" means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new Trustee was approved by a vote of at least two-thirds of the Trustees then still in office who were Trustees at the beginning of the period.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

     "Committee" means the committee of the Board appointed to administer the Plan.

     "Control Purchase" means any transaction (or series of related transactions) in which (i) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation, or other entity (other than the Trust, any Subsidiary of the Trust, or any employee benefit plan sponsored by the Trust or any Subsidiary of the Trust) shall purchase any Beneficial Shares of the Trust (or securities convertible into Beneficial Shares of the Trust) for cash, securities, or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or (ii) any person (as such term is so defined), corporation, or other entity (other than the Trust, any Subsidiary of the Trust, any employee benefit plan sponsored by the Trust or any Subsidiary of the Trust or any Exempt Person (as defined below)) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Trust representing 20% or more of the combined voting power of the then outstanding securities of the Trust ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of Trustees (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Trust's securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, "Exempt Person" means each of (i) the Chairman of the Board and the President as of December 15, 2002, and (ii) the respective family members, estates, and heirs of an Exempt Person and any trust or other investment vehicle for the primary benefit of any Exempt Person or their family members or heirs. As used with respect to any Person, the term "family member" means the spouse, siblings, and lineal descendants of such Person and lineal descendants of siblings.

     "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

     "Domestic Relations Order" means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

     "Effective Date" means March 24, 2003, the date on which the shareholders of the Trust approved the Plan and the date on which the Plan became effective.

     "Equity Security" shall have the meaning ascribed to such term in Section 3(a) (11) of the Exchange Act, and an equity security of an issuer shall have the meaning ascribed thereto in Rule 16a-1 promulgated under the Exchange Act, or any successor Rule.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

     "Fair Market Value" of Beneficial Shares on any day means the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a Beneficial Shares on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on the principal national securities exchange on which Beneficial Shares are listed on such day or if such shares are not then listed on a national securities exchange, then as reported on Nasdaq or, if such shares are not then listed or quoted on Nasdaq, then as quoted by the National Quotation Bureau Incorporated. If for any day the Fair Market Value of a Beneficial Share is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.

     "Holder" means a Person who has received an Award under this Plan.

     "Incentive Stock Option" means an Option intended to meet the requirements of Section 422 of the Code.

     "Nasdaq" means The Nasdaq Stock Market

     "Non-statutory Stock Option" mean an option not intended to meet the requirements of Section 422 of the Code.

     "Option" means either Incentive Stock Options meeting the requirements of
Section 422 of the Code or Non-statutory Stock Options which are not intended to meet the requirements of Section 422 of the Code.

     "Person" means an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

     "Plan" means this BRT Realty Trust 2003 Incentive Plan.

     "Restricted Shares" means Beneficial Shares awarded pursuant to paragraph 9 which are subject to a Restriction Period.

     "Restriction Period" means a period of time beginning on the date of each Award of Restricted Shares and ending on the Vesting Date with respect to such Award.

     "Subsidiary" of a Person means any present or future subsidiary (as defined in Section 424(f) of the Code) of such Person or any business entity in which such Person owns, directly or indirectly, 50% or more of the voting, capital, or profits interests. An entity shall be deemed a subsidiary of a Person for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

     "Trust" means BRT Realty Trust, a Massachusetts Business Trust.

     "Vesting Date", with respect to any Restricted Shares awarded hereunder, means the date on which such Restricted Shares cease to be subject to a risk of forfeiture, as designated in or determined in accordance with the Agreement with respect to such award of Restricted Shares. If more than one Vesting Date is designated for an award of Restricted Shares, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.

3. SHARES SUBJECT TO THE PLAN.

     (a) The maximum number of Beneficial Shares with respect to which Awards may be granted under the Plan shall not exceed 350,000 Beneficial Shares, subject to adjustment as provided in paragraph 3(b) hereof. Any Beneficial Share subject to an Award which for any reason (i) expires, is cancelled or is forfeited prior to becoming vested, or (ii) is terminated unexercised, shall again be available for purposes of the Plan. The Beneficial Shares delivered pursuant to Awards granted under the Plan may, in whole or in part, be authorized but unissued shares, treasury shares, or any other issued shares subsequently reacquired by the Trust, including shares purchased in the open market.

     (b) If the Trust subdivides its outstanding Beneficial Shares into a greater number of Beneficial Shares (by stock dividend, stock split, reclassification, or otherwise) or combines its outstanding Beneficial Shares into a smaller number of Beneficial Shares (by reverse stock split, reclassification, or otherwise) or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Beneficial Shares, or other similar corporate event (including mergers or consolidations other than those which constitute Approved Transactions, adjustments with respect to which shall be governed by paragraph 10(b)) affects any Beneficial Shares so that an adjustment is required to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee, in its sole discretion and in such manner as the Committee may deem equitable and appropriate, may make such adjustments to any or all of (i) the number and kind of shares of stock which thereafter may be awarded, optioned, or otherwise made subject to the benefits contemplated by the Plan, (ii) the number and kind of shares of stock subject to outstanding Awards, and (iii) the purchase or exercise price with respect to any of the foregoing, provided, however, that the number of shares subject to any Award shall always be a whole number. Notwithstanding the foregoing, if all Beneficial Shares are redeemed, then each outstanding Award shall be adjusted to substitute for the shares subject thereto the kind and amount of cash, securities or other assets issued or paid in the redemption of the equivalent number of Beneficial Shares and otherwise the terms of such Award, including in the case of Options or similar rights, the total exercise price shall remain constant before and after the substitution (unless otherwise determined by the Committee and provided in the applicable Agreement).

The Committee may, if deemed appropriate, provide for a cash payment to any Holder of an Award in connection with any adjustment made pursuant to this paragraph 3(b).

4. ADMINISTRATION.

     The Plan shall be administered by the Compensation Committee of the Board unless a different committee is appointed by the Board. The Board may from time to time appoint members of the Committee in substitution for and in addition to members previously appointed and may fill vacancies and may remove members of the Committee. All of the members of the Committee must be Trustees of the Trust. Notwithstanding the foregoing, the Board may at any time exercise all rights, duties and responsibilities of the Committee, but excluding matters which under any applicable law, rule or regulation, including Rule 16b-3 under the Exchange Act or Section 162(m) of the Code (to the extent the Committee intends that such matter qualify thereunder), are required to be determined in the sole discretion of the Committee. Subject to the provisions of the Plan, the Committee shall have full power and discretion to construe and interpret the Plan and any Agreement or instrument entered into under the Plan, and to establish, amend and rescind rules and regulations for its administration; to accelerate the vesting or exercisability of any Award; to amend the terms and conditions of any outstanding Award (subject to the provisions of paragraph 10(j); or to offer to buy out an Award previously granted, based on such terms and conditions as the Committee shall establish and communicate to the participant at the time such offer is made. Any decisions made by the Committee pursuant to the authority granted to it hereunder shall be final and binding on the Trust, the participants and all other persons. The Committee shall have the power and authority to grant to eligible Persons under paragraph 5 of the Plan Options and/or Restricted Shares, to determine, the terms and conditions of all Awards so granted (which need not be identical), including, the Persons to whom Awards shall be granted, and the timing, pricing and amount of any such Award, subject only to the express provisions of the Plan. In making determinations hereunder, the Committee shall take into account the nature of the services rendered by the employees, officers, trustees or consultants, their present and potential contributions to the success of the Trust and its Subsidiaries, and such other factors as the Committee in its discretion deems relevant.

5. ELIGIBLE PERSONS.

     In its sole discretion, the Committee may grant (i) Incentive Stock Options, Non-statutory Stock Options and Restricted Shares, or any combination of the foregoing, to such employees, officers, Trustees and consultants providing services to the Trust or its Subsidiaries as are selected by the Committee. The maximum number of Beneficial Shares with respect to which Options may be granted to any otherwise eligible Person under this Plan during any calendar year shall be 25,000 Beneficial Shares, and the maximum number of Beneficial Shares with respect to which all other Awards may be granted to any otherwise eligible Person under this Plan during any calendar year shall be 20,000, in each case, subject to adjustment as provided in paragraphs 3(b) hereof.

6. DURATION OF THE PLAN.

     The Plan shall terminate when all Beneficial Shares that may be made subject to Awards under the Plan have been acquired or, in the case of Incentive Stock Options only, ten years from the effective date of this Plan, if earlier, unless terminated earlier pursuant to paragraph 10(j) hereof. No Awards may be granted after termination of the Plan and in any event no Awards may be made on and after the tenth anniversary of the Effective Date of the Plan.

7. STOCK OPTIONS.

     (a) Subject to the limitations of the Plan, the Committee shall designate from time to time those eligible Persons to be granted Options, the time when each Option shall be granted to such eligible Persons, the number of Beneficial Shares subject to such Options, and, subject to paragraph 7(b), the purchase price of the Beneficial Shares subject to such Option.

     (b) The price at which shares may be purchased upon exercise of an Option shall be fixed by the Committee and subject to paragraph 8 hereof may be more than, less than, or equal to the Fair Market Value of the Beneficial Shares subject to the Option as of the date the Option is granted.

     (c) Subject to the provisions of the Plan with respect to death, retirement, and termination of employment and subject to paragraph 8 hereof, the term of each Option shall be for such period as the Committee shall determine as set forth in the applicable Agreement.

     (d) An Option granted under the Plan shall become (and remain) exercisable during the term of the Option to the extent provided in the applicable Agreement and this Plan and, unless the Agreement otherwise provides, may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during such term; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part (without reducing the term of such Option).

     (e) (i) An Option shall be exercised by written notice to the Trust upon such terms and conditions as the Agreement may provide and in accordance with such other procedures for the exercise of Options as the Committee may establish from time to time. The method or methods of payment of the purchase price for the shares to be purchased upon exercise of an Option and of any amounts required by paragraph 10(l) shall be determined by the Committee and may consist of (A) cash, (B) check, (C) whole Beneficial Shares, or (D) any combination of the foregoing methods of payment. The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable Agreement and may be subject to such conditions as the Committee deems appropriate.

     (ii) Unless otherwise determined by the Committee and provided in the applicable Agreement, any Beneficial Shares delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and Beneficial Shares withheld for payment, shall be valued for such purpose at their Fair Market Value as of the exercise date.

     (iii) The Trust shall effect the issuance or transfer of the Beneficial Shares purchased under the Option as soon as practicable after the exercise thereof and payment in full of the purchase price thereof and of any amounts required by paragraph 10(l), and within a reasonable time thereafter, such issuance or transfer shall be evidenced on the books of the Trust. Unless otherwise determined by the Committee and provided in the applicable Agreement,
(A) no Holder or other Person exercising an Option shall have any of the rights of a shareholder of the Trust with respect to shares subject to an Option granted under the Plan until due exercise and full payment has been made, and
(B) no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.

     (f) Unless otherwise determined by the Committee and provided in the applicable Agreement, Options shall not be transferable other than by will or the laws of descent and distribution or pursuant to a Domestic Relations Order, and, except as otherwise required pursuant to a Domestic Relations Order, Options may be exercised during the lifetime of the Holder thereof only by such Holder (or his or her court-appointed legal representative).

8. RESTRICTIONS ON OPTIONS.

     (a) The aggregate Fair Market Value of the Beneficial Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year shall not exceed $100,000. If an Incentive Stock Option is granted pursuant to which the aggregate Fair Market Value of shares with respect to which it first becomes exercisable in any calendar year by an individual exceeds the aforementioned $100,000 limitation, the portion of such option which is in excess of the $100,000 limitation shall be treated as a Non-statutory Stock Option pursuant to Section 422(d)(1) of the Code. In the event that an individual is eligible to participate in any other share option plan of the Trust or any parent or Subsidiary of the Trust which is also intended to comply with the provisions of Section 422 of the Code, the $100,000 limitation shall, to the extent provided under Section 422 of the Code, apply to the aggregate number of shares for which Incentive Stock Options may be granted under all such plans.

     (b) Subject to the conditions in paragraph 8(c) hereof, if applicable, the purchase price per share payable upon the exercise of each Incentive Stock Option granted hereunder shall be as determined by the Committee in its discretion, and shall be at least 100% of the Fair Market Value on the date of grant.

     (c) If any participant is on the date of grant the owner of shares (as determined under Sections 422(b)(6) and 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of shares of the Trust or any parent or Subsidiary of the Trust, then the option price per share subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value, and the term of the option shall not exceed five years after the date of such grant.

     (d) The purchase price per share payable upon the exercise of each non-statutory Option granted hereunder shall be determined by the Committee in its discretion, and shall be at least 85% of the Fair Market Value on the date of grant.

9. RESTRICTED SHARES.

     (a) Subject to the limitations of the Plan, the Committee shall designate those eligible Persons to be granted awards of Restricted Shares, and shall determine the time when each such Award shall be granted. Beneficial Shares covered by awards of Restricted Shares will be issued at the beginning of the Restriction Period. The Committee shall designate the Vesting Date or Vesting Dates for each award of Restricted Shares, and may prescribe other restrictions, terms, and conditions applicable to the vesting of such Restricted Shares in addition to those provided in the Plan. The Committee shall determine the price, if any, to be paid by the Holder for the Restricted Shares; provided, however, that the issuance of Restricted Shares shall be made for at least the minimum consideration necessary to permit such Restricted Shares to be deemed fully paid and nonassessable. All determinations made by the Committee pursuant to this paragraph 9(a) shall be specified in the Agreement.

     (b) The stock certificate or certificates representing Restricted Shares shall be registered in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, certificates representing the Restricted Shares shall bear a restrictive legend to the effect that ownership of the Restricted Shares, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Agreement. Such certificates shall remain in the custody of the Trust or its designee, and the Holder shall deposit with the custodian stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Trust of all or any portion of the Restricted Shares that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Agreement.

     (c) Restricted Shares shall constitute issued and outstanding Beneficial Shares for all corporate purposes. The Holder will have the right to vote such Restricted Shares, to receive and retain cash dividends and cash distributions, paid or distributed on such Restricted Shares, and to exercise all other rights, powers, and privileges of a Holder of Beneficial Shares with respect to such Restricted Shares; except, that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived;
(ii) the Trust or its designee will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period as provided in paragraph 9(b) above; (iii) other than cash dividends and cash distributions as provided in this paragraph 9(c) above and as the Committee may designate, the Trust or its designee will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and vesting, and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid, or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account; (iv) the Holder may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Restricted Shares or any Retained Distributions or his interest in any of them during the Restriction Period; and (v) a breach of any restrictions, terms, or conditions provided in the

Plan or established by the Committee with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Restricted Distributions with respect thereto.

     (d) On the Vesting Date with respect to each award of Restricted Shares and the satisfaction of any other applicable restrictions, terms, and conditions,
(i) all or the applicable portion of such Restricted Shares shall become vested, and (ii) any Retained Distributions with respect to such Restricted Shares shall become vested to the extent that the Restricted Shares related thereto shall have become vested, all in accordance with the terms of the applicable Agreement. Any such Restricted Shares, and Retained Distributions, that shall not become vested shall be forfeited to the Trust, and the Holder shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares and Retained Distributions, that shall have been so forfeited.

10. GENERAL PROVISIONS.

     (a) If a Holder's employment or other relationship with the Trust shall terminate by reason of death or Disability, notwithstanding any contrary waiting period, installment period, vesting schedule, or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise:
(i) in the case of an Option, each outstanding Option granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Retained Distributions shall become vested.

     (b) In the event of any Approved Transaction, Board Change or Control Purchase, notwithstanding any contrary waiting period, installment period, vesting schedule, or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option, each such outstanding Option granted under the Plan shall become exercisable in full in respect of the aggregate number of shares covered thereby; and (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Retained Distributions shall become vested. Notwithstanding the foregoing, unless otherwise provided in the applicable Agreement, the Committee may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction if effective provision has been made for the taking of such action which, in the opinion of the Committee, is equitable and appropriate to substitute a new Award for such Award or to assume such Award and to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash, or other assets into or for which the Beneficial Shares may be changed, converted, or exchanged in connection with the Approved Transaction.

     (c) If a Holder's employment shall terminate prior to the complete exercise of an Option or during the Restriction Period with respect to any Restricted Shares, then such Option shall thereafter be exercisable, and the Holder's rights to any unvested Restricted Shares and Retained Distributions, shall thereafter vest, in each case solely to the extent provided in the applicable Agreement; provided, however, that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Option may be exercised after the scheduled expiration date thereof; (ii) the Option shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration of such Option); and (iii) any termination of the Holder's employment for cause will be treated in accordance with the provisions of Paragraph 10(d).

     (d) If a Holder's employment with the Trust or a Subsidiary of the Trust shall be terminated by the Trust or such Subsidiary during the Restriction Period with respect to any Restricted Shares, or prior to the exercise of any Option for cause (for these purposes, cause shall have the meaning ascribed thereto in any employment agreement to which such Holder is a party or, in the absence thereof, shall include, but not be limited to, insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind, and the refusal to perform his duties and responsibilities for any reason other than illness or incapacity); provided, however, that if such termination occurs within 12 months after an Approved Transaction or Control Purchase or Board Change, termination for cause shall mean only a felony conviction for fraud, misappropriation, or embezzlement), then, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) all Options shall immediately terminate and (ii) such Holder's rights to all Restricted Shares and Retained Distributions, shall be forfeited immediately.

     (e) Unless otherwise determined by the Committee and provided in the applicable Agreement, Awards made under the Plan shall not be affected by any change of employment so long as the Holder continues to be an employee of the Trust or any Subsidiary of the Trust.

     (f) Nothing contained in the Plan or in any Award, and no action of the Trust or the Committee with respect thereto, shall confer or be construed to confer on any Holder any right to continue in the employ of the Trust or any of its Subsidiaries or interfere in any way with the right of the Trust or any Subsidiary of the Trust to terminate the employment of the Holder at any time, with or without cause, subject, however, to the provisions of any employment agreement between the Holder and the Trust or any Subsidiary of the Trust.

     (g) Except as set forth herein, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the Person entitled to such benefits.

     (h) Each grant of an Option under the Plan shall be evidenced by a stock option agreement; and each award of Restricted Shares shall be evidenced by a restricted shares agreement; each in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve; provided, however, that if more than one type of Award is made to the same Holder, such Awards may be evidenced by a single Agreement with such Holder. Each grantee of an Option or Restricted Shares shall be notified promptly of such grant, and a written Agreement shall be promptly executed and delivered by the Trust. Any such written Agreement may contain (but shall not be required to contain) such provisions as the Committee deems appropriate (i) to insure that the penalty provisions of Section 4999 of the Code will not apply to any stock or cash received by the Holder from the Trust or (ii) to provide cash payments to the Holder to mitigate the impact of such penalty provisions upon the Holder. Any such Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by paragraph 10(j)(ii).

     (i) Each Person who shall be granted an Award under the Plan may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Committee on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such Person.

     (j) Termination and Amendment. (i) Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards may be made under the Plan on or after the tenth anniversary of the Effective Date. The Plan may be terminated at any time prior to the tenth anniversary of the Effective Date and may, from time to time, be suspended or discontinued or modified or amended if such action is deemed advisable by the Committee.

     (ii) No termination, modification or amendment of the Plan may, without the consent of the Person to whom any Award shall theretofore have been granted, adversely affect the rights of such Person with respect to such Award. No modification, extension, renewal, or other change in any Award granted under the Plan shall be made after the grant of such Award, unless the same is consistent with the provisions of the Plan. With the consent of the Holder and subject to the terms and conditions of the Plan, the Committee may amend outstanding Agreements with any Holder, including, without limitation, any amendment which would (A) accelerate the time or times at which the Award may be exercised and/or (B) extend the scheduled expiration date of the Award. Without limiting the generality of the foregoing, the Committee may, but solely with the Holder's consent unless otherwise provided in the Agreement, agree to cancel any Award under the Plan and grant a new Award in substitution therefore, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made. Nothing contained in the foregoing provisions of this paragraph 10(j)(ii) shall be construed to prevent the Committee from providing in any Agreement that the rights of the Holder with respect to the Award evidenced thereby shall be subject to such rules and regulations as the Committee may, subject to the express provisions of the Plan, adopt from time to time or impair the enforceability of any such provision.

     (k) The obligation of the Trust with respect to Awards shall be subject to all applicable laws, rules, and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Beneficial Shares may be listed or quoted. For so long as any Beneficial Shares are registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all Beneficial Shares that may be issued to Holders under the Plan and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act.

     (l) The Trust's obligation to deliver Beneficial Shares or pay cash in respect of any Award under the Plan shall be subject to applicable federal, state, and local tax withholding requirements. Federal, state, and local withholding tax due at the time of an Award, upon the exercise of any Option or upon the vesting of, or expiration of restrictions with respect to, Restricted Shares may, in the discretion of the Committee, be paid in Beneficial Shares already owned by the Holder or through the withholding of shares otherwise issuable to such Holder, upon such terms and conditions as the Committee shall determine. If the Holder shall fail to pay, or make arrangements satisfactory to the Committee for the payment to the Trust of, all such federal, state and local taxes required to be withheld by the Trust, then the Trust shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Holder an amount equal to any federal, state, or local taxes of any kind required to be withheld by the Trust with respect to such Award.

     (m) The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

     (n) By acceptance of an Award, unless otherwise provided in the applicable Agreement, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation, or bonus in determining the amount of any payment under any pension, retirement, or other employee benefit plan, program, or policy of the Trust or any Subsidiary of the Trust. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Trust on the life of the Holder which is payable to such beneficiary under any life insurance plan covering employees of the Trust or any Subsidiary of the Trust.

     (o) Neither the Trust nor any Subsidiary of the Trust shall be required to segregate any cash or any Beneficial Shares which may at any time be represented by Awards, and the Plan shall constitute an "unfunded" plan of the Trust. Neither the Trust nor any Subsidiary of the Trust shall, by any provisions of the Plan, be deemed to be a trustee of any Beneficial Shares or any other property, and the liabilities of the Trust and any Subsidiary of the Trust to any employee pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any employee, former employee, or beneficiary under the Plan shall be limited to those of a general creditor of the Trust or the applicable Subsidiary of the Trust as the case may be. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations of the Trust under the Plan, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

     (p) The Plan shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

     (q) The delivery of any Beneficial Shares and the payment of any amount in respect of an Award shall be for the account of the Trust or the applicable Subsidiary of the Trust, as the case may be, and any such delivery or payments shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable withholding taxes as provided in Paragraph 10(l).

     (r) Each certificate evidencing Beneficial Shares subject to an Award shall bear such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions, or restrictions of the Award applicable to such shares, including, without limitation, any to the effect that the shares represented thereby may not be disposed of unless the Trust has received an opinion of counsel, acceptable to the Trust, that such disposition will not violate any federal or state securities laws.

     (s) The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Trust to make reclassifications, reorganizations, or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell, or otherwise dispose of all or any part of its business or assets.

                        ANNUAL MEETING OF SHAREHOLDERS OF
                                BRT REALTY TRUST

                                 March 24, 2003

                                 TO VOTE BY MAIL
                Please date, sign and mail your proxy card in the
                     envelope provided as soon as possible.

                  TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
       Please call toll-free (1-800-PROXIES and follow the instructions).
      Have your control number and the proxy card available when you call.

                               TO VOTE BY INTERNET
    Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.

                      YOUR CONTROL NUMBER IS _____________



                            - FOLD AND DETACH HERE -
--------------------------------------------------------------------------------

 [X] PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

                       FOR ALL      WITHHOLD
                       NOMINEES   ALL NOMINEES

1. Election of           [ ]          [ ]        NOMINEES:    Patrick J. Callan
   Class 1 Trustees                                           Jeffrey A. Gould
                                                              David Herold

  INSTRUCTIONS: To withhold authority to vote for any individual nominee, place an "X" in the "withhold" box and strike a line through the nominee's name.

2.    Approval of the BRT Realty Trust 2003 Incentive Plan

                  FOR           AGAINST           ABSTAIN
                  [ ]             [ ]               [ ]

3. Appointment of Ernst & Young LLP as independent auditors for the fiscal year ending September 30, 2003.

                  FOR           AGAINST           ABSTAIN
                  [ ]             [ ]               [ ]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

      This Proxy when properly executed will be voted in the manner directed hereby by the undersigned shareholder.

      PLEASE RETURN USING ENCLOSED ENVELOPE


SIGNATURE(S)___________________________________________________ DATE___________
Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the label above. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person(s).

                            - FOLD AND DETACH HERE -
--------------------------------------------------------------------------------

                                BRT REALTY TRUST
                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 24, 2003

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints Simeon Brinberg and Mark Lundy as Proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Beneficial Interest, $3.00 par value of BRT Realty Trust held of record by the undersigned on January 24, 2003 at the Annual Meeting of Shareholders to be held on March 24, 2003 or any adjournments thereof.

                         (TO BE SIGNED ON REVERSE SIDE.)